Exhibit 99.1

FOR IMMEDIATE RELEASE: DRAFT DRAFT

China Sun Group Reports Financial Results for the Quarter Ended August 31, 2007
--Revenues Increase 191% to $3.7 Million and Net Income Up 216% to $434,388--

LIAONING PROVINCE, China: October 16, 2007: China Sun Group High-Tech Co. (OTCBB: CSGH), which through its majority-owned subsidiary Da Lian Xin Yang High-Tech Development Co. Ltd ("DLX") has the second largest cobalt series production capacity in China, announced today its financial results for the first quarter of fiscal 2008 ended August 31, 2007. Full details are available on Form 10-QSB filed at http://www.sec.gov .

Highlights

-- Revenues increased 191% to $3,735,837 in Q1FY08 compared to $1,284,093 in Q1FY07

-- Income from operations grew to $986,817 in Q1FY08 compared to $293,286 in Q1FY0
         -- Net Income increased 216% to $434,388 or $0.01 per share in Q1FY08 compared to net income of $137,551 or $0.005 per share in Q1FY07

Bin Wang, CEO of China Sun Group, said, “Our record performance in the first fiscal quarter indicates we continue to drive sales momentum by servicing manufacturers with the highest quality components for lithium ion battery circuitry. While we continue to gain domestic market share in China, we are nearing closer to our goal of expanding into international markets including East Asia, Southeast Asia, Europe and the United States.”

First Quarter of 2008 Accomplishments

--Entered into an African Mining Project Contract of Cooperation with Shengbao Group and South African Shengbao Mining Enterprises (collectively “Shengbao”) to purchase the prospecting and mining rights of a 35 sq. km cobalt ore mine located in the Congo area in Africa. According to the agreement, DLX will provide the necessary funding, equipment and engineering staff for the mining and will produce no less than twenty (20) tons of ore per day. With regard to any cobalt ore mined, DLX will own 80% and Shengbao the remaining 20%.

--The Embassy of the Congo Government visited China Sun Group to discuss DLX's mining and production facility in Africa. The Embassy indicated their strong support of DLX’s business presence in the Congo.

-- Entered into a two-year sales and distribution agreement with Korea's Project Development & Consultation Co., Ltd. (PD&C). According to the agreement, PD&C will act as the exclusive sales agent for DLX's cobaltosic oxide and lithium cobalt oxide products in Korea. PD&C expects to generate USD $8 Million or more in product sales per year.

-- Continued to serve six battery producers in China - Hunan Shanshan Advanced Material; CITIC Guoan Mengguli Corporation; Hunan Reshine New Material Co., Ltd.; Changzhou PowerGenie Materials Co., Ltd.; Xiamen TungstenCo., Ltd.; and Beijing Easpring Material Technology Co., Ltd., and added new customers which include: Zhejiang Tianhong Energy Technology Co., Ltd., Zhejiang Wanma Battery Co., Ltd., Guangzhou Huaneng Battery Co., Ltd. and Shenzhen Sunristar Electronics Co., Ltd.

--Actively marketed to international customers, including Tanaka, HLST, Sanyo, Sony, Panasonic, Nihonkagakusangyo, Maxell, LG, Samsung, SK, Hanhua and Light & Future, all of who have shown an interest in the DLX product line

--Through DLX's 14-person R&D team, developed proprietary nanometer technologies as follows:

1. Nanometer Simple Metal Substance: The sizes of these substances vary between 10-100nm. They are mainly applied in the martial, chem-industrial, pharmaceutical, and electronic industries and are used as an efficient catalyst, antiseptic, combustion-supporting agent and electrode material.
2. Nanometer Compound Metal Substance. The sizes of these substances vary between 10-70nm and are mainly applied in the airplane and auto manufacturing industries. These substances are used for sterilization and are both energy-saving and extend the durability of rubber.

3. Nanometer Metal Alloy: These are used in the plastic and lubricant oil industries and have high tensile strength, abrasion resistance, good sturdiness, and good oil and chemical-resistance.

--Along with our strategic partnership with Northeastern University, located in China, we are currently conducting trials of new ternary materials, which are combinations of source anode materials, as alternatives to using cobalt exclusively in lithium ion component production.

Financial Results

Revenues for the three months ended August 31, 2007 totaled $3,735,837, representing an increase of 191%, compared to $1,284,093 for the three-month period ended August 31, 2006. The increase resulted from new sources of sales channels and market demand from the business development of new customers. Cost of revenues for the three months ended August 31, 2007 totaled $2,453,216, compared to $799,350 for the three months ended August 31, 2006. Total operating expenses for the three months ended August 31, 2007 were $295,804 compared to $191,457 reported in the same period one year ago. The increase in expenses resulted from the continuous development of new products, advancement of manufacturing methods, increased production and the hiring of additional personnel.

Income from operations for the three-month period ended August 31, 2007 totaled $986,817, representing an increase of 236%, compared to $293,286 for the three months ended August 31, 2006. The increase resulted from a growth in sales. Net income for the first fiscal quarter of 2008 was $434,388, or $0.01 per share, an increase of 216% compared to net income of $137,551, or $0.005 per share, in the first fiscal quarter of 2007. Foreign currency translation accounted for gains of $664,209 and $116,591, for the three months ended August 31, 2007 and 2006, respectively, resulting in comprehensive net income of $1,098,597 and $254,142, in the first fiscal quarter of 2008 and 2007, respectively. The weighted average number of common shares outstanding, basic and diluted, were 43,422,971 and 30,000,000 for the three months ended August 31, 2007 and 2006, respectively.

As of August 31, 2007, total cash and cash equivalents were $1,481,939, representing an increase of 45% as compared to $813,163 on May 31, 2007. This increase is mainly due to the collection of accounts receivable from new customers and partial settlement of a stale receivable during the three months ended August 31, 2007. As of August 31, 2007, total assets were $17,847,313 compared to total assets of $16,344,240 as of May 31, 2007. Total shareholders' equity was $10,844,766 as of August 31, 2007 compared to total shareholders' equity of $9,746,169. During the quarters ended August 31, 2007 and 2006, net cash generated by (used in) operating activities was $661,317 compared to $(481,163), respectively.

Bin concluded, “In the coming quarters, we expect to continue to diversify our customer base and expand our product offerings, including applying our nano-technology formulas to the next generation of lithium ion battery components.”

About China Sun Group High-Tech Co.

China Sun Group High-Tech Co., formerly known as Capital Resource Funding, produces anode materials used in lithium ion batteries. Through its majority-owned operating subsidiary, Da Lian Xin Yang High-Tech Development Co. Ltd ("DLX"), the Company primarily produces cobaltosic oxide and lithium cobalt oxide. According to the China Battery Industry Association, DLX has the second largest cobalt series production capacity in China. Through its R&D group, DLX owns a proprietary series of nanometer technologies that supply state-of-the-art components for advanced lithium ion batteries. Leveraging its technological leadership in China, high-quality product line and scalable production capacity, DLX plans to create a fully integrated supply chain from the primary manufacturing of cobalt ore to finished products, including lithium ion batteries. For more information, visit http://www.china-sun.cn/English/Aboutus.asp .

Safe Harbor Statement

The statements contained herein that are not historical facts are considered “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the potential growth of the markets are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. We do not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by any forward-looking statements. The factors discussed herein are expressed from time to time in our filings with the Securities and Exchange Commission available at http://www.sec.gov.